UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Strategy Inc

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

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TWEET:

Michael Saylor, Executive Chairman of Strategy Inc (the “Company”), re-posted on his X account the posts set forth below on Annex A regarding the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration.

Certain members of the Investor Relations department of Strategy Inc (the “Company”), re-posted on their X accounts the posts set forth below on Annex B regarding the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration.

Annex A

Michael Saylor reposted

Apyx @apyx_fi · Apr 30

We've officially voted "FOR" @Strategy's proposal to transition $STRC to semi-monthly dividends.

With ~$130M of $STRC shares, making Apyx the largest holder, we take this responsibility seriously.

This is the right move for Apyx users and the future of digital credit.


APYX
STRC Semi-Monthly Dividend Vote
~$130M
#1
2× / Month

24 · 64 · 572 · 66K

Michael Saylor reposted

Emperor Osmo @Flowslikeosmo · Apr 30


APYX
Bitcoin Defi Supercharged
The Future of Tokenized Yield
Article

Apyx: Strategy Buys the Bitcoin. You Earn the Yield.

STRC's perpetual preferred shares funded the purchase of approximately 77,000 BTC in 2026 alone - ten times what all U.S. spot Bitcoin ETFs bought combined.
MicroStrategy's total holdings now sit at...

14 · 36 · 291 · 77K

Michael Saylor @saylor · May 1

A written summary of my keynote: The Digital Transformation of Capital, Credit, and Money $STRC

Ram @chrysnthmm_xyz · Apr 30


bitcoin2026
Article

Saylor at Bitcoin 2026 — Full Recap

In this 47-minute presentation at Bitcoin 2026, @saylor drops one of his most comprehensive breakdowns of digital credit yet. From why STRC exists to where he sees this whole thing going. For those...

216 · 635 · 4.1K · 288K

Michael Saylor reposted

Roxom @roxom · May 1


Roxom
STRC's Semi-Monthly Dividend Proposal: An Upgrade to the Architecture of Digital Credit
Article

STRC's Semi-Monthly Dividend Proposal: An Upgrade to the Architecture of Digital Credit

Strategy's proposed amendment to shift STRC dividends from a monthly cadence to a semi-monthly cadence is more than a cosmetic change. It is a structural refinement designed to improve cash-flow...

35 · 53 · 404 · 72K

Michael Saylor reposted

Anchorage Digital @Anchorage · May 1

Vote yet?

We vote FOR because of our conviction in STRC as a treasury asset and @Strategy's transformational business acumen and playbook.

Our vote cast will be in favor of:

- Increased liquidity and reduced volatility
- Alignment with bi monthly cash flows
- Driving

Show more



Strategy Proposes to Pay STRC Dividends Semi-Monthly; Vote Your Shares Now
Strategy Proposes to Pay STRC Dividends Semi-Monthly

From strategy.com

36 · 37 · 462 · 61K

Michael Saylor reposted

SKIPPER | B=$MSTR=MAXI @SKIPPER_BTCMSTR · Apr 30

Be the vote that counts!

As an @Strategy $STRC investor you have the right to vote on important matters that have a direct impact on your investment. Your vote counts!



TO THE MOON
MAXI
0:27

Michael Saylor @saylor · Apr 30



STRC
11.50%

Stretch Dividend Rate maintained at 11.50% for May 2026. $STRC

23 · 38 · 327 · 133K

Michael Saylor 7,505posts Michael reposted Tindorr0xTinclorr•May2 Following STRC DeFi stack is growing as yield lives on the highest end in the market Onchain digital credit yield is currently unstoppable. Here’s the STRC OeFi roundup if you’ve missed it (which you shouldn’t 1. 1pyxJI Reserves are up 32% wow, horn S196M to $259M. 2. Apyx added another S25M in STRC into the reserves. which makes 50% of the reserves in STRC (~S130M). marking it the largest STRC holder. 3. ~Strate y Voting for semi-Monthly STRC Dividends Proposal started on April28,openunti1June8 4. Lf passed, it will smoothen STRC near $100 par value, lessenex-dividend drops (less·cycucality, and increase liquidity from more requent entry/exit opportunities_ 5. ,a1urn_ciedit also acquired another $15M in STRC. ma1kingS53M in STRCbackingsUSDat 6. Saturn’s sUSDat TVL is up 11.15%, horn S52.8M to S58.9M 8. roycoprotocol RoycoDawnbanchesApyx’s apyUSDintoaSenio1 token(B.85%APY)andJuniortoken(29.61%APY). 9. trata markets Strata divides Saturn’s sUSDat into s,usoat (7.8%AP’f) andj1US0at{25%AP’f) All this within last week. Crazy time to see the STRC niche skyrocket and shine above everythlng in DeFi. Things are going to get crazie1inMayand June. 0 592 ,l,198K t1. MichaelSaylorreposted IJll OranjeBTC O @ORANJEBTC 2h 0 ··· OranjeBTC is voting FOR @Strategy’s proposal to move $STRC dividends to asemi-month!yschedule. Webelievethischangecould reduce vo!at ility,deepenliquidity,anddrive stronger demand. In our view, it strengthens $STRC as a treasury reserve asset. Strategy Proposes to Pay STRC Dividends SemiMonthly; Vote Your Shares Now From strategy.com 024

Annex B

Chaitanya Jain reposted ... T BitcoinTreasuries.NETO @BTCtreasuries Apr28 JUST IN: Voting just started to shift STRC dividends from monthly to semimonthly. If approved, the first semi-monthly payout will be July 15. More liquidity and price stability are coming Chaitanya Jain re posted James Van Straten O @btcjvs • Apr 29 Here are my thoughts on why Strategy has put a bi-monthly dividend for $STRC up for a vote. coindesk.com/markets/2026/0 ...Q 33 Ella Hough reposted Borja Martel Seward @borjamartels • Apr 30 0 ... Voting FOR semi-monthly payouts. With $S/\TA doing the same, it means voting FOR weekly Bitcoin Paychecks. How crazy is that? Can’t wait for this. Strategy O @Strategy • Apr 30 $MSTR & $STRC holders, check your inboxes & mailboxes. Brokerages have started sending voting notices on the proposed amendment to pay dividends twice a month instead of once. Be sure to cast your vote

Additional Information and Where You Can Find It

Strategy Inc (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), an annual report and proxy cards with respect to the solicitation of proxies for its 2026 Annual Meeting of Shareholders. SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING OF SHAREHOLDERS. You may obtain these documents free of charge on the SEC’s website at www.sec.gov.

Pursuant to SEC rules, the Company has elected to provide access to its proxy materials on the Internet instead of mailing printed copies of its proxy materials to all of its stockholders. Accordingly, the Company is sending a separate Notice of Internet Availability of Proxy Materials to its stockholders of record (i.e., holders of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and common stock as of the record date).

The record date for the annual meeting is April 17, 2026. All stockholders of record will have the ability to access the proxy materials and the Company’s annual report on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and annual report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. To receive a printed copy of these materials, which the Company will provide to you free of charge, contact the Company’s Investor Relations Department by e-mail at ir@strategy.com or go to https://annualmeeting.strategy.com.

No proxy cards are being furnished by this communication. Stockholders may vote their shares only by completing and returning a proxy card or voting instructions to be furnished in connection with the Definitive Proxy Statement.

Participant Information

The Company and its directors, executive officers and certain of its investor relations employees are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the section titled “Executive Officer Compensation” and “Director Compensation” in the Definitive Proxy Statement available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement available here.

Forward-Looking Statements

Statements in this communication about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding potential future dividend rate changes and the proposed changes to the terms of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and related potential impacts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2026 and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this communication speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.